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                                                                    Exhibit 10.1

                                                                      OPT-______

                          OPINION RESEARCH CORPORATION

                                  STOCK OPTION

      THIS STOCK OPTION (the "Option") is granted ___________, ________ by OPINION RESEARCH CORPORATION, a Delaware corporation (the "Company"), to _______ (the "Optionee").

                                   WITNESSETH:

1. Grant. The Optionee is hereby granted, pursuant to the terms of the Opinion Research Corporation Stock Incentive Plan (the "Plan"), an Option to purchase on the terms and conditions hereinafter set forth _____ shares of Common Stock of the Company (the "Common Stock"), par value $0.01 per share (the "Option Shares") at a per share purchase price of $_______ (the "Option Price"). This Option is not intended to be an "incentive stock option" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Term.

(a) General Rule. The Option granted hereunder shall first be exercisable in accordance with the schedule set forth below, and shall cease to be exercisable at 5:00 p.m. local Princeton, New Jersey time seven years from the date hereof, or such time prior to that as provided in subsection 2(b) below. Each installment of this Option may be exercised in whole or in part, except that this Option may in no event be exercised with respect to fractional shares.

     Exercise Date                             Number of Option Shares
------------------------                      -------------------------
First annual anniversary                       One-third of the shares
   of the date hereof                           covered by the Option

Second annual anniversary                      One-third of the shares
   of the date hereof                           covered by the Option

Third annual anniversary                      The balance of the shares
   of the date hereof                           covered by the Option

      (b) Early Termination of Options. Notwithstanding the provisions of subsection 2(a), rights to exercise this Option shall terminate in accordance with the following:

            (1) All the rights with respect to any portion of this Option that has not become exercisable as of the date on which the Optionee's employment with the Company and its Affiliates terminates for any reason shall terminate as of the date of termination of employment.

                  (2) All rights with respect to that portion of this Option that has become exercisable as of the date on which Optionee's employment with the Company, or its

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Affiliate, terminates for any reason other than death or cause shall terminate
90 days after the Optionee's employment with the Company terminates.

                  (3) All rights with respect to that portion of this Option that has become exercisable as of the date on which the Optionee's employment with the Company or its Affiliates terminates due to the Optionee's death shall terminate on the expiration of one year from the date of Optionee's death;

                  (4) All rights with respect to this Option shall terminate as of the date the Optionee's employment is terminated by the Company for Cause. In such event, in addition to immediate termination of the Option, the Optionee shall automatically forfeit all Shares for which the Company has not yet delivered the share certificates upon refund by the Company of the Option Price. Notwithstanding anything herein to the contrary, the Company may withhold delivery of share certificates pending the resolution of any inquiry that could lead to a finding resulting in a forfeiture; or

                  (5) All rights with respect to this Option shall terminate as of the date, if any, set by the Board of Directors as an accelerated expiration date pursuant to Section 10 of the Plan.

      The Board of Directors in its administrative capacity with respect to the Plan, or, if so designated, any committee designated by the Board of Directors to administer the Plan with respect to persons including the Optionee, is referred to in this Option as the "Committee".

            (c) For purposes of this Section 2, a termination of the Optionee's employment by the Company for Cause shall mean a termination resulting from the Optionee's (i) conviction of a fraud or felony or any crime involving mishandling or misappropriation of Company funds or (ii) gross negligence or willful misconduct in connection with his employment or the business of the Company.

      3. Transfers. This Option is not transferable by the Optionee otherwise than by will or pursuant to the laws of descent and distribution in the event of the Optionee's death (in which event the Option may be exercised by the heirs or legal representatives of the Optionee) or pursuant to the terms of a qualified domestic relations order, "within the meaning of Sections 401(a)(13) and 414(p) of the Code or within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended. Except as expressly set forth above in this
Section 3, the Option may be exercised during the lifetime of the Optionee only by the Optionee. Any attempt at assignment, transfer, pledge or disposition of the Option contrary to the provisions hereof or the levy of any execution, attachment or similar process upon the Option other than as expressly permitted in this Section 3 shall be null and void and without effect. Any exercise of the Option by a person other than the Optionee shall be accompanied by appropriate proofs of the right of such person to exercise the Option.

      4. Method of Exercise and Payment. When exercisable under Section 2, the Option may be exercised by written notice to the Company's Chief Financial Officer specifying the

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number of Option Shares to be purchased. The notice shall be accompanied by payment of the aggregate Option Price of the Option Shares being purchased (a) in cash, (b) by certified or cashier's check payable to the order of the company, (c) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (d) by such other mode of payment as the Committee may approve. Such exercise shall be effective upon the actual receipt by the Company's Chief Financial Officer of such written notice and payment. In addition, except as provided below, the Optionee may make payment in whole or in part in shares of the Company's Common Stock held by the Optionee for more than six months. If payment is made in whole or in part in shares of the Company's Common Stock, then the Optionee shall deliver to the Company certificates registered in the name of the Optionee representing shares of the Company's Common Stock legally and beneficially owned by the Optionee, free of all liens, claims and encumbrances of every kind and having a fair market value (as determined under the Plan) on the date of delivery that is at least as great as the Option Price of the Option Shares (or relevant portion thereof) with respect to which this Option is to be exercised by payment in shares of Common Stock, accompanied by stock powers duly endorsed in blank by the Optionee. Notwithstanding the foregoing, the Committee, in its sole discretion, may refuse to accept shares of the Company's Common Stock in payment of the Option Price or may impose such other limitations and prohibitions on the use of shares of the Company's Common Stock to exercise this Option as it deems appropriate. In the event the Committee refuses to accept shares of the Company's Common Stock in payment of the Option Price, any certificates representing shares of the Company Common Stock which were delivered to the Company shall be returned to the Optionee with notice of the refusal of the Committee to accept such shares in payment of the Option Price.

      5. Adjustments on Changes in Capitalization. In the event that, prior to the delivery by the Company of all of the Option Shares in respect of which the Option is granted, there shall be a stock dividend, stock split, recapitalization or other change in the number of class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Company's Common Stock and/or, if appropriate, other outstanding equity securities or a recapitalization or other capital adjustment affecting the Company's Common Stock which is effected without receipt of consideration by the Company, the remaining number of Option Shares subject to the Option and the Option Price therefore shall be adjusted in a manner determined by the Committee so that the adjusted number of Option Shares and the adjusted Option Price shall be the substantial equivalent of the remaining number of Option Shares subject to the Option and the Option Price thereof prior to such change. For the purposes of this Section 5, the term "Option Shares" shall include any additional securities that become subject to this Option as a result of previous adjustments pursuant to this Section 5. Notwithstanding the foregoing, no adjustment shall be made as a result of the issuance of the Company's Common Stock upon the conversion of other securities of the Company that are convertible into such Common Stock.

      6. Change in Control. Notwithstanding anything to the contrary herein, if the Optionee is then an employee of the Company, upon a Change in Control (as defined in the Plan), the exercise date of all option Shares then subject to this Option shall automatically accelerate to the date of the Change in Control.

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      7. Legal Requirements. If the listing, inclusion, registration or qualification of the Option Shares upon any securities exchange, in any automated quotation system, or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the purchase of any Option Shares, the Company shall not be obligated to issue or deliver the certificates representing the Option Shares as to which this Option has been exercised unless and until such listing, inclusion, registration, qualification, consent or approval shall have been effected or obtained.

      8. Plan Provisions; Administration. This Option has been granted pursuant to and is subject to the terms and provisions of the Plan. All questions of interpretation and application of the Plan and this Option shall be determined by the Committee. The Committee's determination shall be final, binding and conclusive.

      9. Notices. Any notice to be given to the Company shall be in writing and shall be addressed to the Chief Financial Officer of the Company at its principal executive office, and any notice to be given to the Optionee shall be addressed to the optionee at the address then appearing on the personnel records of the Company or the Affiliate of the Company by which he is employed, or at such other address as either party hereafter may designate in writing to the other. Except as otherwise set forth herein, any such notice shall be deemed to have been duly given, made and received only when personally delivered, or on the day delivery is guaranteed when transmitted, addressed as aforesaid, to a third party company or governmental entity providing delivery services in the ordinary course of business, or two days following the day when deposited in the United States mails, by registered or certified mail, postage prepaid, return receipt requested, addressed as aforesaid. Notwithstanding the foregoing, any notice of exercise pursuant to Section 4 shall be deemed to have been duly given, made or received only upon actual receipt by, or upon tender of delivery to, the addresses of such notice.

      10. No Commitment to Retain. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Optionee's employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever.

      11. Amendment. The Board of Directors of the Company shall have the right to amend this Option, subject to the Optionee's consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 8(e)(i)(E) or Section 10 of the Plan.

      12. Withholding of Taxes. Whenever the Company proposes or is required to deliver or transfer Option Shares in connection with the exercise of this Option, the Company shall have the right to (a) require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Option Shares, or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities.

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      IN WITNESS WHEREOF, the Company has granted this Option on the date and year first above written.

                                         OPINION RESEARCH CORPORATION

                                         By: __________________________________
                                                  John F. Short
                                                  Chairman, President and CEO